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                                                                   Exhibit 10.9

                               Services Agreement

THIS SERVICES AGREEMENT (hereinafter, "Agreement") made this _____ day of May, 1998 ("Effective Date"), by and between The University of Memphis, a public university within the Tennessee Board of Regents System (hereinafter, "University"), and UTEK Corporation, a Florida corporation with offices located at 3214 Polo Place, Plant City, Florida 33567 (hereinafter, "UTEK").

           WHEREAS, University seeks to commercially develop specific intellectual property and technology developed, invented and/or discovered at the University; and

           WHEREAS, UTEK offers to build a bridge between University-based technology/intellectual property and public/private companies that have the ability to rapidly bring new products incorporating University's technology/intellectual property to the marketplace.

                              W I T N E S S E T H:

NOW THEREFORE, in consideration of the mutual promises herein contained, the parties have agreed and do hereby enter into this Agreement according to the provisions set out herein:

      1. University may specify in writing intellectual property and/or technology for UTEK to review and/or assess for commercialization potential (such specified intellectual property hereinafter, "Technology").

      2. If University specifies Technology in writing to UTEK, UTEK agrees to review such Technology, including any information, materials or disclosures related thereto, to gauge the potential for successful commercialization of Technology. With respect to all information, materials, or disclosures by University to UTEK of Technology and/or disclosures otherwise made pursuant to this Agreement, UTEK agrees to be bound by and to comply' with the terms of Exhibit A, "Non-Disclosure Agreement," which is attached hereto and incorporated herein by' reference.

           If UTEK notifies University in writing that a specific Technology has commercial potential and that UTEK desires to obtain an exclusive license for such Technology (hereinafter, "Elected Technology"), University agrees to consider further protection of such Technology, including, but not limited to, registration of copyright and/or filing of a patent application(s), including without limitation, filings in either domestic or foreign territories, all divisions, continuations, continuations-in-part, reissues, and reexaminations or extensions thereof. If University elects to offer a 12-month, exclusive, royalty-free license option to UTEK for an Elected Technology for any or all fields of use, the parties agree with respect to each Elected Technology to execute a mutually acceptable Exclusive Option Agreement, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

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           UTEK agrees to use its best efforts to find a corporate licensee and/or otherwise commercialize Elected Technology on behalf of, for the benefit of, and at terms acceptable to University pursuant to the terms of any Exclusive Option Agreement between the parties. If UTEK is able to locate a license acceptable to University, the parties acknowledge and agree that all royalties for the Elected Technology shall be paid directly by the licensee to University'. If UTEK is unable to locate a licensee or any licensee is unacceptable to University for any reason within the 12-month period and the parties do not extend this agreement by mutual written agreement, the parties acknowledge and agree that all rights granted to TEK shall lapse and that University shall thereafter be free to license, distribute, sell or otherwise use or dispose of Elected Technology in any manner that University sees fit. The parties further acknowledge that during the 12-month period, University shall retain ultimate authority over accepting potential licensees of and making other decisions related, either directly or indirectly, to an Elected Technology entirely within University's business discretion.

           UTEK acknowledges and agrees that during the 12-month license hereunder and any written, mutually agreed extension thereof, that it shall not receive any compensation from University for the services provided hereunder.

      3. This Agreement shall commence on the Effective Date and shall continue for five (5) years.

      4. Either party may terminate this Agreement upon sixty (60) day's written notice to the other party.

      5. During the term of this Agreement, neither party shall disclose any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include proprietary and confidential information such as, but not limited to, technology plans, research and development plans, designs, models, software, product specifications, marketing plans, patent applications, disclosures and new concepts that, are marked "Confidential" if in writing, or are confirmed in writing and marked "Confidential" by the disclosing party within thirty (30) day's if disclosed orally or visually; provided that Confidential Information shall not include any information that:

      (a) is already known to or independently developed by the recipient or its agents or employees prior to (i) disclosure or (ii) the date of execution of this Agreement, whichever is earlier;
      (b) is disclosed without restriction or disclosure is authorized in writing by the disclosing party;
      (c) becomes publicly available through no fault or action of the recipient;
      (d) is disclosed to recipient by a third party and recipient is not bound by a non-disclosure agreement with such third party; or
      (e) is disclosed pursuant to the laws of the State of Tennessee, including the Tennessee Open Records Act, Tenn. Code Ann. ss. 10-7-501 et seq., federal law, subpoena or court order.

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           UTEK acknowledges and agrees that it shall not provide information or materials related to any Elected Technology to third parties until such third party has executed Exhibit C, entitled "Non-Disclosure Agreement", which is attached hereto and incorporated herein by reference. UTEK acknowledges and agrees that in the event that it breaches its obligation to require any potential licensee to first execute Exhibit C before reviewing any information related to an Elected Technology, University shall be entitled to reasonable attorneys fees, any and all damages incurred by University as a result of such breach. UTEK further agrees that disclosure of Confidential Information to third parties and/or unauthorized disclosure of Confidential Information might result in significant and irreparable harm to University, and that University shall be entitled to obtain preliminary and permanent injunctive relief against UTEK in addition to any other relief available at law or in equity.

      6. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Tennessee as the site for performance of this Agreement without regard to its conflict of laws. UTEK shall comply with all applicable federal, state and local laws, and regulations in performing with his duties under this Agreement.

      7. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties whether written or oral. Neither party was induced to enter into this Agreement by any statements or representations not contained in this Agreement. Neither party shall have any authority, and neither party shall represent that it has authority, to assume or create any obligation, express or implied, on behalf of the other party, except as provided in this Agreement. Each party is an independent contractor, and this Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties or as creating any other form of legal association that would impose liability on one party for the act or failure to act of the other party. UTEK, being an independent contractor and not an employee of this University, agrees to carry adequate public liability and other appropriate forms of insurance, to pay all taxes incident thereto. This Agreement may be amended, supplemented or revised only by a written agreement signed by both parties hereto.

      8. Any notice required or permitted by this Agreement shall be in writing and shall be hand-delivered, mailed by certified mail, return receipt requested, or sent by overnight courier to the respective party at the following address:

         UTEK Corporation                   The University of Memphis
         3214 Polo Place                    c/o Vice Provost for Research
         Plant City', Florida 33567         308 Administration Building
                                            Memphis, Tennessee  38152

      9. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

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      10. UTEK warrants that no payment has been or will be made, either directly or indirectly, to any officer or employee of the state of Tennessee as wages, compensation, or gifts in exchange for acting as officer, agent, employee, subcontractor, or consultant to UTEK in connection with any work contemplated or performed relative to this Agreement.

      11. The parties agree to comply with the Titles VI and VII of the Civil Rights Act of 1964, Title IX of the Education Amendments of 1972, Section 504 of the Rehabilitation Act of 1973, Executive Order 11,246, the Americans with Disabilities Act of 1990 and the related regulations to each. Each party assures that it will not discriminate against any individual including, but not limited to, employees or applicants for employment and/or students because of race, religion, creed, color, sex, age, disability, veteran status or national origin. The parties also agree to take affirmative action to ensure that applicants are employed and that employees are treated during their employment without regard to their race, religion, creed, color, sex, disability or national origin. Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection available to employees and applicants for employment.

      12. If either party fails to fulfill in timely and proper manner its obligations under this Agreement, or if either party shall violate any of the terms of this Agreement, the other party shall have the right to immediately terminate this Agreement. Notwithstanding the above, neither party shall not be relieved of liability to the other party for damages sustained by virtue of such party's breach of this Agreement by that party.

      13. Neither party shall assign this Agreement or enter into sub-contracts for any of the work described herein without obtaining the prior written approval of the other party.

      14. Any and all claims against the State of Tennessee, its officers, agents, and employees in performing any responsibility specifically required under the terms of this Agreement shall be submitted to the Board of Claims or the Claims Commission of the State of Tennessee. Damages recoverable against the State of Tennessee shall be limited to claims paid by the Board of Claims or the Claims Commission pursuant to Tennessee law.

      15. Whenever the consent or approval of a party under this Agreement is required, the consent or approval, if required to be obtained from the University, must be given by the University's Vice Provost for Research. UTEK's use of University's name in advertising, publicity, or other promotional activities is expressly prohibited unless required by law or UTEK first obtains University's written consent, provided that UTEK may indicate to its customers and/or potential customers that it has an existing agreement with University so long as such agreement remains in effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate counterpart original by their duly authorized representatives.

UTEK CORPORATION                            THE UNIVERSITY OF MEMPHIS


BY:   ____________________________          BY:____________________________
      Clifford Gross, President                V. Lane Rawlins, President

      ----------------------------             ----------------------------
      Date                                     Date

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                        UTEK's Non-Disclosure Obligations

I.         DEFINITIONS

As used herein, the following terms shall have the following meanings:

"Confidential Information" shall mean any and all business or technical information related to Invention, including no without limitation patents, knowledge, know-how, practices, process, trade secrets, trademarks, copyrights or other information and/or materials disclosed to UTEK by University and/or its agents and employees, either orally, in writing or in other tangible or intangible forms, that are related in anyway to Invention.

"Invention" shall mean any information, including without limitation intellectual property or technology otherwise developed by University and its agents or employees, or to which the University has received the exclusive license rights thereto.

II.        NON-DISCLOSURE OF CONFIDENTIAL INFORMATION BY UTEK

With regard to any Confidential Information disclosed by University to UTEK, UTEK agrees to the following:

1. UTEK acknowledges that such disclosure by University does not grant or convey to the UTEK any right or license to use or distribute any Confidential Information or to distribute, make, sell, or otherwise use Invention, whether patentable or not, unless otherwise granted to UTEK in a separate written agreement by the University.
2. UTEK shall not disclose any information and/or materials related to Invention, including Confidential Information, to any third party, or take any action that would result in the disclosure of any such information and/or materials related to Invention to any third party unless such third party executes in advance of disclosure the attached Exhibit C. UTEK may disclose and/or use non-Confidential Information in marketing or other activities in accordance with this Agreement.
3. UTEK shall limit dissemination of Confidential Information only to those employees and agents (i) who require access to evaluate Invention on behalf of UTEK, (ii) who execute a non-disclosure agreement containing the non-disclosure obligations as set forth herein to protect such Confidential Information, and (iii) for whom UTEK agrees to be fully responsible, including the actions of such employees and agents and any and all uses by such employees and/or agents of Confidential Information or Invention.
4. UTEK agrees to return any and all Confidential Information or materials related thereto upon the earlier of (i) the completion of UTEK's evaluation; or (ii) termination or expiration of the Agreement between the parties.
5. UTEK agrees that the standard of care to be applied in the performance of the obligations set forth above shall be the standard of care applied by the UTEK in treating its own Confidential Information and/or other confidential information of like importance received by UTEK in the course of its business, but at a minimum UTEK shall exercise reasonable care to prevent unauthorized copying, use, publication, or disclosure.

This Section II is severable from all other provisions of the Agreement between the parties and shall stand on its own and remain in full force and effect as if it is an agreement unto itself supported by valid consideration, receipt and sufficiency of which is hereby acknowledged by the parties. The term of the provisions of this Section II shall survive termination or expiration of this Agreement or any determination that this Agreement or any portion hereof is void, voidable, invalid, or unenforceable. In the event that UTEK breaches any obligations under the Agreement, UTEK agrees that University shall be entitled to reasonable attorney's fees, any' and all costs necessary for prosecution of such action and any damages that University may incur as a result of such breach. UTEK further agrees that disclosure of Confidential Information by UTEK to third parties and/or unauthorized use of Confidential Information or Invention by UTEK might result in significant and irreparable harm to University and that University shall be entitled to obtain preliminary and permanent injunctive relief in addition to any other relief available at law or in equity.